Exhibit 99.3

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 AND 2009

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Hongkong Charter International Group Limited and Subsidiaries

We have audited the accompanying consolidated balance sheets of Hongkong Charter International Group Limited and Subsidiaries (“the Company”) as of June 30, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/Friedman LLP

Marlton, New Jersey
November 5, 2010

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
( IN US DOLLARS)

	As of June 30,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$2,786,069	$96,883
Accounts receivable, net	1,148,177	462,196
Inventory	3,676,681	1,312,007
Other receivables, net	171,341	30,203
Value added tax recoverable	237,292	87,189
Advance to vendors	1,037,363	675,643
Prepaid expenses	52,037	40,959
Loan to outside parties	1,327,159	-

Total current assets	10,436,119	2,705,080

Property and equipment, net	310,280	138,980

Total assets	$10,746,399	$2,844,060

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term loan	$3,686,554	$-
Accounts payable	748,310	10,078
Advance from customers	103,978	14,892
Accrued expenses and other liabilities	10,462	11,721
Taxes payable	59,578	54,285
Due to related parties	5,936,768	2,592,278

Total current liabilities	10,545,650	2,683,254

Stockholders' equity
Commom Stock, $0.129 par value, 10,000 shares authorized, 1,000 shares issued and outstanding at June 30, 2010 and 2009	129	129
Additional paid in capital	144,568	144,568
Retained earnings	56,876	18,362
Accumulated other comprehensive loss	(824)	(2,253)

Total stockholders' equity	200,749	160,806

Total Liabilities and Stockholders' Equity	$10,746,399	$2,844,060

The accompanying notes are an intergral part of these consolidated financial statements

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN US DOLLARS)

	For the years ended June 30,
	2010	2009

Revenues
Automotive supplies sales	$3,822,548	$984,654
Automotive maintenance service	960,206	298,264
Total revenues	4,782,754	1,282,918

Cost of revenues
Cost of supplies sales	3,474,974	907,699
Cost of maintenance service	61,980	9,630
Total cost of revenues	3,536,954	917,329

Gross profit	1,245,800	365,589

Selling, general and administrative expenses	1,184,267	235,637

Operating income	61,533	129,952

Other income (expenses)
Interest income	99	179
Interest expenses	(4,582)	-
Other expenses	(10,894)	(516)
Total other income (expenses)	(15,377)	(337)

Income before income taxes	46,156	129,615

Provision for income taxes	(7,642)	(49,725)

Net income	$38,514	$79,890

Other comprehensive income ( loss)
Foreign currency translation gain(loss)	1,429	(438)

Comprehensive income	$39,943	$79,452

Basic and diluted income per common share
Basic	$38.51	$79.89
Diluted	$38.51	$79.89

Weighted average common shares outstanding
Basic	1,000	1,000
Diluted	1,000	1,000

The accompanying notes are an intergral part of these consolidated financial statements

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009
(IN US DOLLARS)

	Common Stock		Additional Paid in	Retained	Accumulated Other
	Shares	Amount	Capital	Earnings	Comprehensive Loss	Total

Balance at June 30, 2008	1,000	$129	$27,100	$(61,527)	$(1,815)	$(36,114)

Capital contribution			117,468			117,468
Net income for the year				79,890		79,890
Foreign currency translation adjustments					(438)	(438)

Balance at June 30, 2009	1,000	129	144,568	18,362	(2,253)	160,806

Net income for the year				38,514		38,514
Foreign currency translation adjustments					1,429	1,429

Balance at June 30, 2010	1,000	$129	$144,568	$56,876	$(824)	$200,749

The accompanying notes are an intergral part of these consolidated financial statements

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	For the years ended June 30,
	2010	2009

Cash flows from operating activities
Net income	$38,514	$79,890
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	56,692	21,506
Allowance for doubtful accounts	40,797	-
Inventory allowance	(9,886)	9,874
Changes in assets and liabilities:
(Increase) decrease in -
Account receivables	(714,086)	(438,110)
Inventory	(2,329,362)	(1,243,208)
Other receivables	(143,670)	(27,547)
Value added tax recoverable	(148,461)	(74,034)
Prepaid expenses	(10,707)	(19,061)
Advance to vendors	(354,402)	(674,562)
Security deposit	(1,025)	(1,464)

Increase (decrease) in -
Accounts payable	733,178	10,070
Accrued expenses and other liabilities	(1,335)	3,347
Customer advance	88,377	14,881
Tax payable	4,865	54,032

Net cash (used in) operating activities	(2,750,512)	(2,284,386)

Cash flows from investing activities
Loans to outside parties	(1,318,206)	-
Acquisition of intangible assets	(30,282)	-
Purchase of fixed assets	(195,550)	(137,818)

Net cash used in investing activities	(1,544,038)	(137,818)

Cash flows from financing activities
Capital contribution	-	117,468
Proceeds from short-term loan	3,661,684	-
Proceeds from related parties	3,303,212	2,302,087

Net cash provided by financing activities	6,964,896	2,419,555

Effect of exchange rate changes on cash and cash equivalents	18,840	(25)

Net increase (decrease) in cash and cash equivalents	2,689,186	(2,674)

Cash and cash equivalents, beginning of year	96,883	99,557

Cash and cash equivalents, end of year	$2,786,069	$96,883

Supplemental disclosures of cash flow information:
Interest paid	$4,582	$-
Income taxes paid	$8,083	$3,517

The accompanying notes are an intergral part of these consolidated financial statements

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  ORGANIZATION AND BASIS OF PRESENTATION

Hongkong Charter International Group Limited, (“Hongkong Limited” or the “Company”), was incorporated in Hong Kong on August 21, 2009 and owns 100% of the issued and outstanding capital stock of Shanghai Vomart Auto Parts Co., Ltd. (“Shanghai Vomart”). Shanghai Vomart was incorporated in Shanghai, People’s Republic of China (“PRC”) in January 2008 with registered capital in amount of RMB 1,000,000 (equivalent to US$144,697). In 2008 and 2009, the Company established four wholly-owned subsidiaries: Shanghai Vomart Nanjing Branch, Ningbo Branch, Hangzhou Branch and Shijiazhuag Branch.  Currently, the Company owns thirty-seven (37) stores in nine (9) provinces and municipalities. Shanghai Vomart and its subsidiaries are engaged in providing automotive maintenance services and automotive parts distribution in China. The Company distributes a broad selection of international brand name (such as Philips, Mahle, Denso, Bosch and Osram) as well as private label automotive replacement parts, such as accessories and maintenance items for cars, minivans, vans, sport utility vehicles, light trucks, and heavy-duty trucks. The typical products include batteries, brake pads, filters, oils and transmission fluid.

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of Consolidation

The accompanying consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, Shanghai Vomart and Shanghai Vomart’s four wholly-owned subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets, the valuation of inventories, allowances for doubtful accounts and advances to vendors and useful lives for property and equipment. Actual results could differ from those estimates.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

Cash equivalents include all short-term, highly liquid investments with an initial maturity of three months or less when purchased. All credit and debit card transactions that settle in less than seven days are also classified as cash and cash equivalents.

The Company maintains bank accounts in the PRC. Total cash as of June 30, 2010 and 2009 amounted to US$ 2,786,069 and US$96,883, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Accounts Receivable

Accounts receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. There were allowances of $36,038 and $ 0 for uncollectible amounts for the years ended June 30, 2010 and 2009, respectively.

Inventories

Inventory is mainly composed of automotive parts and supplies. Inventories are stated at the lower of cost or market, as determined on a weighted average basis, or market. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales. Inventory allowance for the years ended June 30, 2010 and 2009 were $ 0 and $9,882, respectively.

Advances to vendors

Advances to vendors consist of balances paid to the Company’s suppliers but the service or goods have not been provided or received.  Advances to vendors are reviewed periodically to determine whether the carrying value has become impaired. The Company considers the assets to be impaired if the realization of the services and materials become doubtful.  There was no allowance as of June 30, 2010 and 2009.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and any impairment losses.  The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.  Expenditure incurred after the fixed assets have been put into operation, such as repairs and maintenance and overhaul costs are expenses when incurred.

Any gain or loss on disposal or retirement of a fixed asset is recognized as the difference between the net sales proceeds and the carrying amount of the relevant asset. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is recognized.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Estimated useful lives of the assets are as follows:

Office equipment	3 years

Furniture and fixture	5 years

Automobiles	7 years

Impairment of long-lived assets

Long-lived assets, which include equipments, furniture and fixture and automobiles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. No impairment loss is recorded for the years ended June 30, 2010 and 2009.

Revenue recognition

The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cost of Sales

Costs of sales include costs of the automotive parts sold and used, as well as inbound freight costs. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of salaries and commissions for sales representatives, salaries for administrative staffs, rent expenses, depreciation expense and employee benefits for administrative staffs.

Income taxes

The Company accounts for income tax under the provisions of Accounting Standards Codification (“ASC”) 740,"Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Value added tax
The Company is subject to value added tax (“VAT”) at a 17% rate on the amount of goods sold or maintenance services provided. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) or services provided  less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.  The VAT collected from sales is not revenue of the company, and is recorded as a liability on the balance sheet until such VAT is paid. The Company reports revenues net of PRC’s VAT for all periods presented in the consolidated statement of operations.

The VAT collected from sales is not revenue of the company, and is recorded as a liability on the balance sheet until such VAT is paid. The company reports revenues net of PRC’s VAT for all periods presented in the consolidated statement of operations.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

The Company maintains books and records in its functional currency of the Renminbi (“RMB”), being the primary currency of the economic environment in which its operations are conducted.

For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency translations are included in accumulated other comprehensive income.  There is no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

Comprehensive income

Statement of Financial Accounting Standards ("FAS") No. 130, “Reporting Comprehensive Income”, which was subsequently codified within ASC 220, “Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Statement of Cash Flows

In accordance with SFAS 95, "Statement of Cash Flows," which was subsequently codified within ASC 230, “Statement of Cash Flows”, cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures”. The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings per share

The Company computes earnings per share (“EPS’) in accordance with SFAS 128, “Earnings per Share”, which was subsequently codified within ASC 260, “Earning Per Share”.  ASC 260 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later, using the treasury stock method.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and other receivables.  The Company does not require collateral or other security to support these receivables.  The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

Recent accounting pronouncements

In January 2010, Financial Accounting Standards Board (“FASB”) issued Auditing standards update (“ASU”) No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows:

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In February 2010, FASB issued ASU No. 2010-9 –Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent-events procedures, removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The amendment is effective for interim and annual reporting periods in fiscal year ending after June 15, 2010. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Note 3. INVENTORY

As of June 30, 2010 and 2009, the Company’s inventories are mainly composed of finished goods of automotive parts in the total amount of $3,676,681 and $1,312,007, respectively.

Note 4. OTHER RECEIVABLES, NET

Other receivables are mainly composed of advance to employees and other parties for the daily operation of business. Other receivable as of June 2010 and 2009 amounted to $171,341 and $ 30,203, net of bad debt allowance of $4,759 and $ 0, respectively.

Note 5. LOANS TO OUTSIDE PARTIES

As of June 30, 2010 and 2009, the Company had a $1,327,159 (RMB 9 Million) and $0, respectively, loan to one unrelated company, this loan is unsecured, non-interest bearing and due upon demand. This loan was subsequently collected in full in July, 2010.

 Note 6. PROPERTY AND EQUIPMENTS

As of June 30, 2010 and 2009, the detail of property, plant and equipments was as follows:

	As of June 30,
	2010	2009
Office equipment	$129,981	$31,048
Furniture and fixture	44,414	64,257
Automobiles	217,148	67,687
Sub-total	391,543	162,992

Less: accumulated depreciation	(81,263)	(24,012)

Property, plant and equipment, net	$310,280	$138,980

Depreciation expense for the years ended June 30, 2010 and 2009 was $56,692 and $21,506, respectively.

NOTE 7.  STATUTORY SURPLUS RESERVES

Companies registered in PRC are required to allocate at least 10% of their after-tax net income determined under GAAP in the PRC to a statutory surplus reserve account until the reserve account balance reaches 50% of the company’s registered capital. The amount of Vomart’s net assets that may not be transferred to the parent company in the form of loans, dividends, etc. is $72,349 (50% of registered capital) due to this restriction. Distribution of dividends or return of loans to overseas shareholders may be subject to approval of some Chinese government agencies, such as Foreign Exchange Administrative Authorities or tax authorities, etc.

Note 8.  SHORT-TERM LOAN

The Company has a loan payable in the amount of $1,474,622 to China construction bank, Qingpu branch. The loan has one year term from May 31, 2010 to May 30, 2011 at a fixed interest rate of 5.31% per year. The loan is guaranteed by a non-related third party.

On June 23, 2010, the Company signed a loan contract with China CITIC Bank for the amount of $2,211,933 (RMB 15,000,000). The loan has one year term with a variable rate, which shall increase each quarter by a compound rate of 10% over the initial annual rate of 5.31%. The loan is guaranteed by Yi Ben Ma Group, an affiliated company. Mr. Anming Yu is one of the major shareholders of Yi Ben Ma Group.

Note 9. TAXES

Corporation income tax (“CIT”)

The Company and its subsidiaries are governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are generally subject to tax at a new statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Note 9. TAXES (Continued)

But in 2008 and the first and second quarter of 2009, the Company was subject to a special statutory rate, which was calculated as 25% on 4% of sales after appropriate tax adjustments. The permanent difference in 2009 was due to a total net loss of $ 38,599 in the third and fourth quarter of 2008, which the Company could not deduct because of the special statutory rate. In the third and fourth quarter of 2009 and 2010, the company is subject to the tax rate of 25% on income before taxes. The permanent difference in 2010 is primarily resulted from non-deductible expense. There were no deferred income taxes for the years ended June 30, 2010 and 2009 as the Company did not recognize any temporary difference items.

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended June 30, 2010 and 2009:

	For the years ended June 30,
	2010	2009
China Statutory income tax rate	25.00%	25.00%
Permanent difference	(7)%	12.00%
Effective tax rate	25.00%	37.00%

For the years ended June 30, 2010 and 2009, the Company had a tax provision of $7,642 and $49,725, respectively.

Note 10.  RELATED PARTY TRANSACTIONS

As of June 30, 2010 and 2009, the Company had payable to related parties as follows:

	As of June 30,
	2010	2009
Yi Ben Ma Group	$5,812,215	$2,470,761
Anming Yu	72,525	69,864
Zhoufeng Shen	52,028	51,653

Total	$5,936,768	$2,592,278

Yi Ben Ma Group is an affiliated company, one of the major suppliers of the Company. Mr. Yu is one of the primary shareholders of Yi Ben Ma Group.  These related party loans are used by the Company as operating capital. The loans are generally unsecured, non-interest bearing and due upon demand.

Note 10.  RELATED PARTY TRANSACTIONS (Continued)

For the years ended June 30, 2010 and 2009, the Company also had sales and purchase transactions with Yi Ben Ma Group as follows:

	For the year ended June 30,
	2010	2009
Sales to Yi Ben Ma Group	$22,902	$-

Purchases from Yi Ben Ma Group	$540,031	$117,529

Yi Ben Ma group supports the Company’s development plan by providing working capital. On May 10, 2008, Vomart obtained a three-year line of credit from YBM amounting to approximately $7.5 million (RMB 50 million). This line of credit is unsecured, non-interest bearing and due upon demand. As of June 30, 2010, the balance of borrowings from YBM was $5.8 million (RMB 39.4 million). The unused line of credit as of June 30, 2010 was $1.7 million (RMB 10.6 million).

Note 11. SEGMENT REPORTING

The Company follows FASB ASC 280 – Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. The Company operates in two reportable segments; automotive supplies sales and automotive maintenance service. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on gross profit from operations. The components of operating income for one segment may not be comparable to another segment. The Company’s segment information for the years ended June 30, 2009 and 2010 has been disclosed on the statements of operations.

Note 12. COMMITMENTS

From time to time, the Company leases office spaces in Shanghai, Hangzhou, Nanjing, Ningbo and Shijiazhuang in China to provide sales of automotive parts and maintenance services business. These lease agreements are short-term in nature and will expire before May 2013.

The minimum obligations under such commitments (unless otherwise stated) for the years ended June until their expiration are summarized below:

Year	Amount
2011	$93,661
2012	33,060
2013	17,936
Total	$144,657